FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust’s Rule 10f-3 Procedures

1.
Name of Purchasing Portfolio:  BlackRock Basic Value V.I. Fund (Ins - Var Ser) (BVA_BV), AXA Conservative Multimanager Fund (E_AXA-OMC), AXA Moderate Multimanager Fund (E_AXA-OMM), AXA Aggressive Multimanager Fund (E_AXA-OMV), EQ/Mercury Basic Value Equity Portfolio (E_AXA-V), AST BlackRock Value Portfolio (E_PRU-BV), Master Basic Value Trust (MF_BV)

2.           Issuer:    MetLife, Inc.

3.           Date of Purchase:  03/03/11
4.           Underwriter from whom purchased:  Goldman, Sachs & Co.
5.	Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.
List Members of Underwriting Syndicate: Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated, UBS Securities LLC,  Wells Fargo Securities, LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., Nomura Securities North America, LLC, Piper Jaffray & Co., PNC Capital Markets LLC, RBC Capital Markets, LLC, RBS Securities Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC, SMBC Nikko Capitals Markets Limited, Cabrera Capital Markets, LLC, CastleOak Securities, L.P., Guzman & Company, Lebenthal & Co., LLC, Loop Capital Markets LLC, MFR Securities, Inc., M.R. Beal & Company, Muriel Siebert & Co., Inc., Samuel A. Ramirez & Company, Inc., The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, Blaylock Robert Van, LLC

6.
Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BVA_BV) 51,300 shares out of 146,809,712 shares offered; (E_AXA-OMC) 1,200 shares out of 146,809,712 shares offered; (E_AXA-OMM) 10,200 shares out of 146,809,712 shares offered; (E_AXA-OMV) 1,400 shares out of 146,809,712 shares offered; (E_AXA-V) 220,300 shares out of 146,809,712 shares offered; (E_PRU-BV) 78,700 shares out of 146,809,712 shares offered; (MF_BV) 513,500 shares out of 146,809,712 shares offered.

7.
Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): 3,250,000 shares out of 146,809,712 shares offered.

8.	Purchase price (net of fees and expenses): $43.25
9.	Date offering commenced (if different from Date of Purchase):
10.	Offering price at end of first day on which any sales were made:
11.           Have the following conditions been satisfied:                                                                                     Yes           No
a.           The securities are part of an issue registered under
the Securities Act of 1933, as amended, which
is being offered to the public, or are Eligible Municipal
Securities, or are securities sold in an                                                                 Eligible Foreign
Offering or are securities sold in an Eligible Rule 144A
Offering or part of an issue of government
securities.                                                                           _X____

b.           The securities were purchased prior to the
end of the first day on which any sales
were made, at a price that was not more
than the price paid by each other
purchaser of securities in that offering
or in any concurrent offering of the
securities (except, in the case of an
Eligible Foreign Offering, for any rights
to purchase required by laws to be granted
to existing security holders of the
Issuer) or, if a rights offering, the
securities were purchased on or before the
fourth day preceding the day on which the
rights offering terminated.                                                                           _X___

c.           The underwriting was a firm commitment
underwriting.                                                                                     _X___

d.           The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting
similar securities during the same period.                                                                                     _X___

e.           In respect of any securities other than
Eligible Municipal Securities, the issuer
of such securities has been in continuous
operation for not less than three years
(including the operations of predecessors).                                                                                     _X____

f.	Has the affiliated underwriter confirmed
that it will not receive any direct or indirect
benefit as a result of BlackRock's participation
in the offering?                                                                           _X____

Completed by: _Steve DeLaura______    Date:       _05/25/11_______

Approved by: ___ Odette Rajwan _____   Date: ___04/08/2011____